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                                                                   EXHIBIT 10.26

                                SECOND AMENDMENT
                                       TO
                           LOAN AND SECURITY AGREEMENT

                  THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of the ___ day of December, 2003 (this "Second Amendment"), by and among UNITED STATES LIME & MINERALS, INC., a Texas corporation ("U.S. Lime"), TEXAS LIME COMPANY, a Texas corporation wholly owned by U.S. Lime ("TLC"), ARKANSAS LIME COMPANY, an Arkansas corporation wholly owned by U.S. Lime ("ALC") (U.S. Lime, TLC and ALC are collectively referred to as "Borrowers" and individually as a "Borrower"), and NATIONAL CITY BANK ("Bank").

                                   BACKGROUND

         A. Borrowers and Bank are parties to a Loan and Security Agreement dated as of February 28, 2003, as amended by the First Amendment to Loan and Security Agreement dated as of August 5, 2003 (as amended, restated, or otherwise modified and in effect from time to time, the "Loan Agreement") pursuant to which Bank agreed, subject to the terms and conditions of the Loan Agreement, to lend to Borrowers up to (i) Five Million Dollars ($5,000,000) on a revolving loan basis, and (ii) Two Million Dollars ($2,000,000) on a discretionary line of credit basis for equipment purchases, secured by Borrowers' Accounts, Inventory, and related personal property, and the equipment purchased with Advances. All initially capitalized terms used herein and not otherwise defined herein shall have the same meanings ascribed to such terms in the Loan Agreement.

         B. Borrowers desire to increase the Maximum WC Line Amount from $5,000,000 to $6,000,000 and have obtained the Additional Financing that is a condition precedent to such increase. Borrowers and Bank desire to amend the Loan Agreement to increase the Maximum WC Line Amount to $6,000,000 and to extend the expiration of the WC Line Contract Period and the Equipment Line Advance Period to April 1, 2005.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Ratification. This Second Amendment is a modification of the Loan Agreement pursuant to Section 18.11 thereof. Except as expressly set forth herein, or in any amendment to any of the documents referred to herein, Borrowers and Bank acknowledge and agree that each and every term, condition and provision of the Loan Agreement is hereby ratified and confirmed in full.

         2. Outstanding Indebtedness. Borrowers hereby unconditionally acknowledge that, as of the date hereof, the outstanding principal balance of the WC Line is $0, excluding an

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outstanding standby letter of credit in the face amount of $110,000, the aggregate amount due on operating leases under the Equipment Line is $975,526.61, and that such amounts, together with interest thereon at the rates set forth therein, is owing to Bank without claim, counterclaim, recoupment, defense or setoff of any kind.

         3. Increase in Maximum WC Line Amount. Borrowers hereby request that the Maximum WC Line Amount be increased to $6,000,000 and agree to execute and deliver to Bank an Amended and Restated WC Line Note in the original principal amount of $6,000,000 (the "Amended and Restated Line Note") together with such other documents and instruments as Bank may require in order to effect the increase. All references to "WC Line Note" in the Loan Documents shall henceforth mean and refer to the Amended and Restated WC Line Note.

         4. Extension of Equipment Line Advance Period. The definition of Equipment Line Advance Period in Section 1.33 of the Loan Agreement is hereby amended to delete the reference to "February 27, 2004" and replace it with "April 1, 2005."

         5. Extension of WC Line Contract Period. The definition of WC Line Contract Period in Section 1.86 of the Loan Agreement is hereby amended to delete the reference to "February 27, 2004" and replace it with "April 1, 2005."

         6. Representations and Warranties. To induce Bank to approve the modifications contemplated by this Second Amendment, Borrowers jointly and severally represent and warrant to Bank as follows:

                  6.1 After giving effect to the modifications contained herein, all representations, warranties and covenants made by Borrowers to Bank in the Loan Agreement (except those relating to a specific date) are true and correct in all material respects as of the date hereof, with the same force and effect as though made as of the date hereof;

                  6.2 No Event of Default or Default has occurred and is continuing under the Loan Agreement as of the date hereof, and neither the execution, delivery nor performance of this Second Amendment or the Amended and Restated WC Line Note would result in the occurrence of any Event of Default or Default;

                  6.3 Each Borrower is a corporation validly subsisting under the laws of the state of its incorporation; the execution, delivery and performance of this Second Amendment and any other documents and instruments executed and delivered by the Borrowers to Bank in connection herewith (i) are within each Borrower's corporate powers, (ii) have been duly authorized by each Borrower's Board of Directors, (iii) do not contravene any provision of law or any indenture, agreement or undertaking to which any Borrower is a party or by which it is otherwise bound, any Borrower's Articles of Incorporation or bylaws, or any resolution of the Board of Directors of any Borrower, and (iv) require no consent or approval of any governmental authority or any third party which has not been obtained; and

                  6.4 In the case of each Borrower, this Second Amendment, the Amended and Restated WC Line Note, and any other documents and instruments executed and delivered by such Borrower to Bank in connection herewith have each been validly executed by, and are enforceable against, such Borrower in accordance with their respective terms.

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Any failure of any of the representations and warranties made by Borrowers in this Second Amendment to be true and correct in all material respects when made shall constitute an Event of Default under the Loan Agreement.

         7. Conditions Precedent. The effectiveness of amendments to the Loan Agreement and the consents set forth herein are subject to the satisfaction of the following conditions precedent:

                  7.1 Borrowers shall have executed and delivered to Bank the Amended and Restated WC Line Note; and

                  7.2 The Bank shall have received true, correct and complete copies of resolutions of the Board of Directors of each Borrower authorizing the execution, delivery and performance of this Second Amendment, and the other documents and instruments executed and delivered by any Borrower in connection herewith, including the Amended and Restated WC Line Note, certified by such Borrower's Secretary as being true and complete copies of the originals thereof and remaining in full force and effect, not having been modified or rescinded.

         8.       Miscellaneous.

                  8.1 Entire Agreement. The Loan Agreement, as amended by this Second Amendment, and the other Loan Documents embody the entire agreement and understanding among the Bank and Borrowers. The Loan Agreement, together with this Second Amendment, and all documents executed and delivered in connection herewith, supersede all prior agreements and understandings relating to subject matter hereof. This Second Amendment together with the Loan Agreement, and the documents executed and delivered in connection herewith, shall be construed as one agreement, and in the event of any inconsistency, the provisions of any promissory note evidencing a portion of the Indebtedness shall control over the provisions of this Second Amendment.

                  8.2 Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Second Amendment shall be effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

                  8.3 Captions. The captions or headings in this Second Amendment are for convenience of reference only and in no way define, limit, or circumscribe the scope or intent of any provision of this Second Amendment.

                  8.4 Successors and Assigns; Governing Law. This Second Amendment shall be binding upon and inure to the benefit of the respective parties hereto and their successors and assigns and shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania without regard to its principles of conflicts of laws.

                  8.5 Confession of Judgment. Borrowers ratify, confirm and restate the warrants of attorney to confess judgment contained in the various Loan Documents including,

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without limitation, those contained in the Amended and Restated WC Line Note and the Equipment Line Note, and each and every other Loan Document containing any warrant of attorney to confess judgment. Borrowers ratify and confirm their understanding that by executing documents containing warrants of attorney to confess judgment against them, they have waived and are again hereby waiving the right to receive notice or opportunity to defend against the entry of a judgment against them before the entry of such judgment. These waivers are knowingly, voluntarily and intelligently made, with the intention of being legally bound hereby.

         IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned have executed this Second Amendment as of the day and year first written above.

                                          UNITED STATES LIME & MINERALS, INC.,
                                          as Borrower

                                          By: __________________________________
                                              Name: M. Michael Owens
                                              Title: Vice President & CFO

                                          TEXAS LIME COMPANY, as Borrower

                                          By: __________________________________
                                              Name: M. Michael Owens
                                              Title: Vice President & CFO

                                          ARKANSAS LIME COMPANY, as Borrower

                                          By: __________________________________
                                              Name: M. Michael Owens
                                              Title: Vice President & CFO

                                          NATIONAL CITY BANK, as Bank

                                          By: __________________________________
                                              Name: ____________________________
                                              Title: ___________________________

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